Exhibit 10.18

SECOND AMENDMENT TO REVOLVING
CREDIT, TERM LOAN AND SECURITY AGREEMENT

This Second Amendment to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) is made as of this 4th day of February, 2011, by and among CONTINENTAL COMMERCIAL PRODUCTS, LLC, a limited liability company organized under the laws of the State of Delaware (“Continental”), and GLIT / GEMTEX, LTD., a corporation organized under the laws of the Province of Ontario (“Glit/Gemtex”, and together with Continental, collectively the “Borrowers” and each a “Borrower), KATY INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware (“Katy” or the “Guarantor”) the financial institutions which are now or which hereafter become a party to such Agreement (collectively, the “Lenders”) and PNC Bank, National Association (“PNC”), as agent for the Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A. On May 26, 2010, Borrowers, Guarantor, Lenders and Agent entered into a certain Revolving Credit, Term Loan and Security Agreement to reflect certain financing arrangements  among the parties thereto (as the same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”).  The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

B. Borrowers have requested and the Agent and the Lenders have agreed to amend certain terms and provisions contained in the Loan Agreement, on the terms and subject to the satisfaction of the conditions contained in this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Section One.   Amendment to Section 1.2 of Loan Agreement.  Effective as of February 4, 2011, Section 1.2 of the Loan Agreement is hereby amended by deleting the term Availability Block in its entirety, and by substituting the following in lieu thereof:

“Availability Block” shall mean the sum of (i) $1,050,000 through and including February 11, 2011 and (ii) $1,500,000 on and after February 12, 2011, which amount shall be reduced to zero (-0-) on the date upon which the outstanding principal balance of Term Loan A shall have been reduced by the aggregate sum of $1,500,000 pursuant to the application by the Agent against such principal balance, as and when received by the Agent, of (a) regularly scheduled payments of principal of Term Loan A made under Section 2.4(a) hereof and (b) mandatory prepayments of principal of Term Loan A made under Section 2.21(b) hereof.

2. Section Two.  Representations and Warranties.  Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b) reaffirms all of the covenants contained in the Loan Agreement and covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) except as previously disclosed to the Agent with regard to the violation of certain financial covenants, represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that no Material Adverse Effect has occurred since May 26, 2010;

(e) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its Articles of Incorporation or Certificate of Formation, as applicable and Bylaws or Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(f) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

3. Section Three.  Continuing Engagement of Aurora. Borrowers covenant and agree that until such time as a Capital Event, as hereinafter defined, shall have been consummated on terms and conditions reasonably satisfactory to the Lenders and the Agent, Borrowers shall continue to engage the services of the consulting firm of Aurora Management Partners, Inc to assist the Borrowers in an analysis of their cash projections, planned cost reductions and revenue improvements and additional capital needs, pursuant to the agreement between Katy and such consulting firm, dated January 10, 2011. The term Capital Event shall have the meaning ascribed to such term in that certain First Amendment to the Loan Agreement, dated as of January 18, 2011 (the “First Amendment”). The Borrowers and Katy acknowledge and confirm their agreement that a breach or violation of the terms contained in this Section Three shall constitute an Event of Default.

4. Section Four. Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon the Agent’s receipt of a duly executed counterpart of this Amendment.

5. Section Five.  Payment of Expenses.  Borrowers shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

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6. Section Six.  Reaffirmation of Existing Financing Agreements.  Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Section Seven.  Release.  Each Borrower and Katy hereby waives and releases and forever discharges Agent and Lenders, and the officers, directors, attorneys, agents and employees of each, from any liability, damage, claim, loss or expense of any kind originating in whole or in part on or before the date of this Amendment that such Borrower or Katy may now have against Agent or Lenders or any of them arising out of or relating to the Obligations, this Amendment, the Credit Agreement or the Other Documents.

8. Modification of First Amendment.  Borrowers and Katy have requested and Lenders and Agent have agreed, as an accommodation, to extend by approximately two (2) weeks the deadlines by which Borrowers must deliver to Agent and Lenders (a) a binding commitment or letter of intent in respect of a Capital Contribution or Sale Event (as such terms are defined in the First Amendment) and (b) substantially final drafts of all material documents, instruments and agreements to be executed or delivered in connection with such Capital Contribution or Sale Event.  Accordingly, Section Two (b) of the First Amendment is modified by deleting the dates February 28, 2011 and March 31, 2011, which appear in clause (i) and clause (ii) thereof, respectively, and by substituting in lieu thereof the dates March 15, 2011 and April 15, 2011, respectively.

9. Section Nine.  Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e) This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by facsimile or electronic transmission shall bind the parties hereto.

(f) Kohlberg & Company, L.L.C., a Delaware limited liability company, although not a party to this Amendment, has signed below to indicate its acknowledgement of this Amendment and its agreement with the terms hereof.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

Confirmed: KOHLBERG & COMPANY, L.L.C By: /s/ Christopher W. Anderson Name: Christopher W. Anderson Title: Partner	CONTINENTAL COMMERCIAL PRODUCTS, LLC By: /s/ James W. Shaffer Name: James W. Shaffer Title: VP-CFO
GLIT / GEMTEX, LTD. By: /s/ James W. Shaffer Name: James W. Shaffer Title: VP-CFO
KATY INDUSTRIES, INC. a Delaware corporation By: /s/ James W. Shaffer Name: James W. Shaffer Title: VP-CFO
PNC BANK NATIONAL ASSOCIATION, as Lender and as Agent By: /s/ Glenn D. Kreutzer Name: Glenn D. Kreutzer Title: Vice President
PNC BANK, CANADA BRANCH, as Lender By: /s/ Geoff Hiscock Name: Geoff Hiscock Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]
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